SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20543

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) July 28, 2005

CARRAMERICA REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11706	52-1796339
(State or other jurisdiction of incorporation or organization)	Commission File Numbers	(I.R.S. Employer Identification Number)

1850 K Street, N.W., Washington, D.C. 20006

(Address or principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 729-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CarrAmerica Realty Corporation

CarrAmerica Realty Operating Partnership, L.P.

CarrAmerica Realty, L.P.

Form 8-K

Item 1.01. Entry into a Material Definitive Agreement

Directors’ Compensation

On July 28, 2005, the Board of Directors (“Board”) of CarrAmerica Realty Corporation (the “Company”) adopted the following new compensation schedule for non-employee members of the Company’s Board:

•	The annual retainer for all non-employee members of the Board has been increased to $40,000.

•	Each non-employee director shall receive an additional $1,200 for attendance at a meeting of the Board in person or telephonically.

•	Each committee chair shall receive an additional annual retainer of $5,000, except that the chair of the Audit Committee shall receive an additional annual retainer of $7,500.

•	Each member of the Audit Committee shall receive an additional $1,200 for attendance at a meeting of the Audit Committee in person or telephonically

•	Members of all committees of the Board other than the Audit Committee shall receive an additional $1,000 for attendance at a meeting of each such committee in person or telephonically

•	New directors joining the Board shall receive 1,000 shares of restricted stock as an initial grant, with a one year vesting period.

•	Continuing directors shall receive a grant of 1,000 shares of restricted stock following the election of directors at each annual meeting of shareholders, with a one year vesting period.

A summary of the compensation schedule as adopted by the Board is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Eighth Amendment to CarrAmerica Realty Corporation 1997 Stock Option and Incentive Plan

On July 28, 2005, the Board approved the Eighth Amendment to the Company’s 1997 Stock Option and Incentive Plan. This amendment clarifies participant rights upon death. It allows options to be transferred to a designated beneficiary, deferred restricted stock to be transferred in accordance with the terms of the deferral and the provisions of the participants written beneficiary designation form, and, if the grantee is employed by the Company at the time of death, the full vesting of all restricted stock and restricted stock units upon death of the participant.

Filed as Exhibit 10.2 hereto and incorporated herein by reference is a copy of the Eighth Amendment to the Company’s 1997 Stock Option and Incentive Plan, as Amended.

Ninth Amendment to CarrAmerica Realty Corporation 1997 Stock Option and Incentive Plan

On July 28, 2005, the Board, upon the recommendation of the Board’s Executive Compensation Committee, approved the Ninth Amendment to the Company’s 1997 Stock Option and Incentive Plan. The amendment authorizes the granting of long term incentive, or “LTIP” Units relating to special performance units of the CarrAmerica Realty Operating Partnership, L.P (“Carr OP”).

While the specific terms of the LTIP Units have not yet been determined by the Executive Compensation Committee and no awards have been granted, it is anticipated that the LTIP Units will be treated as common units of Carr OP with respect to voting, distribution, and net income. Thus, a holder of LTIP Units (whether vested or not) will receive quarterly per unit distributions from Carr OP in the same amount

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as per share dividends declared by the Company to shareholders. This treatment is similar to the Company’s grants of restricted stock. It is expected that any LTIP Units granted in the future will be subject to a similar vesting schedule, restrictions, and limitations as a restricted stock grant.

Filed as Exhibit 10.3 hereto and incorporated herein by reference is a copy of the Ninth Amendment to the Company’s 1997 Stock Option and Incentive Plan, as Amended.

Item 8.01 Other Events

Material U.S. Federal Income Tax Considerations

As part of an ongoing desire to provide information about us in a manner that is easier to update on a regular basis, we are filing with this report as Exhibit 99.1 a description of the material U.S. federal income tax consequences relating to the taxation of us as a real estate investment trust and the ownership and sale of our securities. Exhibit 99.1 to this Current Report on Form 8-K replaces and supersedes prior descriptions of the federal income tax treatment of us and our stockholders to the extent that they are inconsistent with the description contained in this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed as part of this report:

10.1	CarrAmerica Realty Corporation Board of Director’s Annual Compensation as of July 28, 2005

10.2	Eighth Amendment to CarrAmerica Realty Corporation 1997 Stock Option and Incentive Plan, as Amended

10.3	Ninth Amendment to CarrAmerica Realty Corporation 1997 Stock Option and Incentive Plan, as Amended

99.1	Description of material U.S. federal income tax consequences relating to the taxation of CarrAmerica Realty Corporation as a real estate investment trust and the ownership and disposition of CarrAmerica Realty Corporation’s common stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 2, 2005

CARRAMERICA REALTY CORPORATION

By:	/s/ Kurt A. Heister
Kurt A. Heister
Senior Vice President, Controller and Treasurer

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EXHIBIT INDEX

Exhibit Number
10.1	CarrAmerica Realty Corporation Board of Director’s Annual Compensation as of July 28, 2005

10.2	Eighth Amendment to CarrAmerica Realty Corporation 1997 Stock Option and Incentive Plan, as Amended

10.3	Ninth Amendment to CarrAmerica Realty Corporation 1997 Stock Option and Incentive Plan, as Amended

99.1	Description of material U.S. federal income tax consequences relating to the taxation of CarrAmerica Realty Corporation as a real estate investment trust and the ownership and disposition of CarrAmerica Realty Corporation’s common stock

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